[On Letterhead of HSBC Bank USA, National Association]

EXHIBITS 5.1 and 23.1

December 21, 2006

HSBC Funding (USA) Inc. V

1111 Town Center Drive

Las Vegas, Nevada 89144

Ladies and Gentlemen:

I am the Senior Executive Vice President, General Counsel & Secretary of HSBC Bank USA, National Association (the “Bank”), the parent corporation of HSBC Funding (USA) Inc. V (the “Depositor”). I am generally familiar with the proceedings in connection with the Depositor’s Registration Statement on Form S-3 (the “Registration Statement”) pursuant to which Asset Backed Securities are to be registered for issuance from time to time in series by HSBC Private Label Credit Card Master Note Trust (USA) I (the “Trust”) established by the Depositor. This opinion relates to the issuance by the Trust of certain asset backed notes (the “Notes”) to be sold from time to time in one or more series in amounts to be determined at the time of each sale and as will be set forth in one or more supplements (each, a “Prospectus Supplement”) to the prospectus (the “Prospectus”) included in the Registration Statement.

As described in the Registration Statement, the Notes will be issued by the Trust. The Trust is a common law trust that has been created under the laws of the state of Delaware. The operations of the Trust are defined in an Amended and Restated Trust Agreement (the “Trust Agreement”) between the Depositor and Wilmington Trust Company, not in its individual capacity but solely as the owner trustee for the Trust. The Notes will be issued pursuant to an amended and restated master indenture (the “Indenture”) between the Trust and U.S. Bank National Association, as the indenture trustee (the “Indenture Trustee”). The Indenture, the Trust Agreement, the transfer and servicing agreement and the receivables purchase agreements, together with a form of an indenture supplement (the “Indenture Supplement”), all relating to the Notes, are included as exhibits to the Registration Statement.

I am, or attorneys under my supervision or associated with the Bank are, familiar with the proceedings to date with respect to the Registration Statement and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

HSBC Funding (USA) Inc. V

December 21, 2006

Based on the foregoing, it is my opinion that the Notes will be legally and validly issued and will be legal and binding obligations of the issuing Trust, when the following have occurred:

1) the Registration Statement shall have been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”),

2) the Depositor’s Board of Directors shall have adopted resolutions authorizing the Depositor to execute all required documents, including the Underwriting Agreement (as defined below), and to take all action required to cause the Notes to be issued pursuant to each Indenture, and to be sold pursuant to each Underwriting Agreement,

3) the Notes shall have been duly authenticated by the Indenture Trustee in accordance with the Indenture and Indenture Supplement, and delivered by the Depositor in accordance with the an Underwriting Agreement among the Depositor, the Bank and the Underwriters named therein (the “Underwriting Agreement”), and

4) the Depositor shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement.

In giving the opinions expressed herein, I express no opinion other than as to the laws of the State of New York, the general corporation laws of the States of Delaware and the federal laws of the United States.

I do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the “Blue Sky” or securities laws of the various states to sale of the Notes.

HSBC Funding (USA) Inc. V

December 21, 2006

I hereby consent to the use of my name and my opinion in the Prospectus filed pursuant to Rule 430A or 424 of Regulation C of the Act, in connection with the Registration Statement, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Janet L. Burak
Janet L. Burak
Senior Executive Vice President, General Counsel & Secretary